UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

CAE INC.
(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8585 Côte-de-Liesse, Saint-Laurent, Quebec Canada	H4T 1G6
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, including associated Common Share purchase rights pursuant to the Registrant’s Shareholder Rights Plan, which purchase rights will trade together with the Common Shares	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE
CAE Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its common shares, without par value, in the capital of the Registrant (the “Common Shares”) (including associated common share purchase rights pursuant to the Registrant’s Shareholder Rights Plan, which purchase rights will trade together with the Common Shares), from the New York Stock Exchange (the “NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”). The Registrant expects the listing and trading of its Common Shares on the NYSE to cease at the close of trading on July 22, 2026, and that trading will begin on Nasdaq at market open on July 23, 2026.
Item 1. Description of Registrant’s Securities to be Registered.
The description of the Registrant’s Common Shares included under the heading “Description of Share Capital” in the Registrant’s Registration Statement on Form F-10 (File No. 333-250113) (the “Registration Statement”) filed with the Securities and Exchange Commission on November 16, 2020, as subsequently amended and supplemented, is incorporated herein by reference.
Item 2. Index to Exhibits.
Pursuant to the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on Nasdaq, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAE INC.

By:	/s/ Mark Hounsell
Name:	Mark Hounsell
Title:	Chief Legal Officer
Date:	July 22, 2026